UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 30, 2006

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760
1-3672	Central Illinois Public Service Company (Illinois Corporation) 607 East Adams Street Springfield, Illinois 62739 (217) 523-3600	37-0211380
333-56594	Ameren Energy Generating Company (Illinois Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	37-1395586
2-95569	CILCORP Inc. (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-1169387

1-2732	Central Illinois Light Company (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-0211050
1-3004	Illinois Power Company (Illinois Corporation) 370 South Main Street Decatur, Illinois 62523 (217) 424-6600	37-0344645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On May 30, 2006, Ameren Corporation (“Ameren”) initiated steps to revise its multi-year committed credit facilities. Ameren currently has two committed bank credit facilities totaling $1.5 billion. Subject to final negotiations, execution of definitive agreements and receipt of necessary regulatory approvals, Ameren and certain of its subsidiaries plan to amend and terminate existing credit facilities and enter into a new facility for its Illinois operations as described below.

Ameren, its subsidiaries, Union Electric Company, doing business as AmerenUE (“UE”), Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), Central Illinois Light Company, doing business as AmerenCILCO (“CILCO”), Ameren Energy Generating Company (“Genco”) and Illinois Power Company, doing business as AmerenIP (“IP”), and the agent banks under the $1.15 billion Five-Year Revolving Credit Agreement dated as of July 14, 2005 (the “Multi-Borrower Credit Agreement”) have agreed to certain amendments to the Multi-Borrower Credit Agreement. Effectiveness of the amendments is conditioned on receipt of necessary consents of the lending banks under the Multi-Borrower Credit Agreement. A copy of the Multi-Borrower Credit Agreement was filed as Exhibit 10.1 to Ameren’s combined Current Report on Form 8-K filed on July 15, 2005 (the “July 15, 2005 Form 8-K”).

Related to the proposed amendments to the Multi-Borrower Credit Agreement and subject to the terms of a commitment letter dated May 30, 2006, CIPS, CILCO and IP (collectively, the “Ameren Illinois Utilities”), AmerenEnergy Resources Generating Company (“AERG”) and CILCORP Inc. (“CILCORP”) (collectively with the Ameren Illinois Utilities, the “Illinois Facility Borrowers”) propose to obtain a separate, multi-year senior secured credit facility in an aggregate principal amount of $500 million (the “Illinois Facility”). Effectiveness of the Illinois Facility is subject to negotiation of a definitive agreement with the lending banks and, with respect to the Ameren Illinois Utilities, receipt of necessary regulatory approvals. The term of the Illinois Facility is expected to be approximately 3-1/2 years.

Ameren will be required to terminate its $350 million Amended and Restated Five-Year Revolving Credit Agreement dated as of July 14, 2005 in order for the amendments to the Multi-Borrower Credit Agreement to become effective and as a condition to closing the Illinois Facility. Such termination will be without any early termination penalty. A copy of the $350 million Amended and Restated Five-Year Revolving Credit Agreement dated as of July 14, 2005 was filed as Exhibit 10.2 to the July 15, 2005 Form 8-K.

Under the proposed revisions, each Ameren Illinois Utility will continue to be a borrower under, and subject to the covenants of, the amended Multi-Borrower Credit Agreement until it satisfies all conditions to availability under the Illinois Facility, at which time it will become a borrower under the Illinois Facility (and become subject to the covenants therein), cease to be a party to the amended Multi-Borrower Credit Agreement and repay all its loans, and transfer to the Illinois Facility all letters of credit outstanding for its account, under the amended Multi-Borrower Credit Agreement. From and after the time each Ameren Illinois Utility ceases to be a borrower under the amended Multi-Borrower Credit Agreement, (i) restrictions will apply limiting investments in and other transfers to such Ameren Illinois Utility and its subsidiaries by Ameren and certain subsidiaries and (ii) such Ameren Illinois Utility and its subsidiaries will be excluded for purposes of determining compliance with the 65% total consolidated indebtedness to total consolidated capitalization financial covenant that will remain in the amended Multi-Borrower Credit Agreement. Under the amended Multi-Borrower Credit Agreement, Ameren will continue to have $1.15 billion of borrowing availability, UE will have $500 million of borrowing availability and Genco will have $150 million of borrowing availability.

Pursuant to the current terms of the Multi-Borrower Credit Agreement, the availability of loans thereunder will cease for the Ameren Illinois Utilities on July 13, 2006 whether or not the Illinois Facility is then in place. Subject to the conditions described herein, Ameren expects the proposed amendments to the Multi-Borrower Credit Agreement and the Illinois Facility to be effective by early July 2006. Notwithstanding the timing of the effectiveness of the Illinois Facility and the availability under the Multi-Borrower Credit Agreement, the Ameren Illinois Utilities will continue to have access to short-term funding via Ameren’s utility money pool and other intercompany borrowing arrangements. The term of the Multi-Borrower Credit Agreement will not change for Ameren (current termination date of July 14, 2010) and UE and Genco will continue to be subject to the provision to obtain annual renewals of their termination dates (currently July 13, 2006).

The obligations of each Illinois Facility Borrower will be several and not joint, and the maximum amount available to each company, including for issuance of letters of credit on its behalf, is expected to be limited as follows: CIPS - $135 million, CILCO - $150 million, IP - $150 million, AERG - $200 million and CILCORP - $50 million. The Illinois Facility Borrowers will use the proceeds of any borrowings for working capital and other general corporate purposes; however, a portion of the borrowings by AERG may be limited to financing or refinancing the development, management and/or operation of any of its projects or assets.

Borrowings under the Illinois Facility will bear interest, at the election of the borrower, at (1) a Eurodollar rate plus a margin applicable to the particular borrowing company or (2) a rate equal to the higher of the prime rate of JPMorgan Chase Bank, N.A or the federal funds effective rate plus ½% per year, plus a margin applicable to the particular borrowing company.

The obligations of the Ameren Illinois Utilities under the Illinois Facility will be secured by the issuance of mortgage bonds by each such utility under its respective mortgage indenture. The obligations of CILCORP will be secured by a pledge of the common stock of CILCO (which pledge will be on an equal and ratable basis with the pledge of such common stock by CILCORP to secure its 9.375% senior bonds and 8.70% senior notes). The obligations of AERG under the Illinois Facility will be secured by a mortgage and security interest in its E.D. Edwards and Duck Creek generating stations and related licenses, permits and similar rights. The Illinois Facility is expected to limit the amount of other secured indebtedness issuable by each Illinois Facility Borrower as follows: for the Ameren Illinois Utilities, other secured debt is limited to that permitted under their respective mortgage indentures (subject to a covenant regarding excess bonding capacity described in the following sentence); for CILCORP, other secured debt is limited to $550 million secured by the pledge of CILCO stock and for AERG, other secured debt is limited to $200 million secured on a parity basis with its obligations under the Illinois Facility. The Illinois Facility is expected to provide that each of the Ameren Illinois Utilities will agree to reserve future bonding capacity under its mortgage indenture (that is, agree to forego the issuance of additional mortgage bonds otherwise permitted under the terms of its mortgage indenture) in the following amounts: CILCO, $25 million, IP, $100 million and CIPS in amounts to be determined, increasing to $150 million at December 31, 2008.

The Illinois Facility is expected to have terms similar to the Multi-Borrower Credit Agreement, including conditions to borrowings and issuance of letters of credit including absence of default or unmatured default, accuracy of representations (other than representations as to absence of material adverse change and material litigation) and warranties and required regulatory authorizations. The Illinois Facility is expected to contain non-financial covenants similar to the Multi-Borrower Credit Agreement including restrictions on the ability to incur liens, dispose of assets and merge with other entities. In addition, the Illinois Facility is expected to have non-financial covenants to limit the ability of a borrower to invest in or transfer assets to affiliates, covenants regarding the status of the collateral securing the Illinois Facility and validity of the security interests therein and limitations on dividends, distributions and other payments on capital stock of the Illinois Facility Borrowers if an event of default has occurred and is continuing or in the event of certain changes to ratings to below investment grade (or, in the case of AERG if it is unrated, failure by AERG to maintain one or more financial ratios). The events of default in the Illinois Facility are expected to be similar to those contained in the Multi-Borrower Credit Agreement.

The anticipated financial covenant in the Illinois Facility will require each Illinois Facility Borrower to maintain consolidated indebtedness of not more than 65% of consolidated total capitalization.

Upon the effectiveness of the Illinois Facility, events of default are expected to apply separately to each Illinois Facility Borrower (and, subject to exceptions, their subsidiaries). Upon the effectiveness of the proposed amendments to the Multi-Borrower Credit Agreement and the Illinois Facility, an event of default under the Illinois Facility is not expected to constitute an event of default under the Multi-Borrower Credit Agreement. The Illinois Facility is expected to provide that an event of default under the Multi-Borrower Credit Agreement will not constitute an event of default under the Illinois Facility.

Final negotiations of the proposed amendments to the Multi-Borrower Credit Agreement and the Illinois Facility may result in Ameren, the Illinois Facility Borrowers or other Ameren subsidiaries being subject to additional or different covenants, restrictions or events of default.

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This combined Form 8-K is being filed separately by Ameren Corporation, Union Electric Company, Central Illinois Public Service Company, Ameren Energy Generating Company, CILCORP Inc., Central Illinois Light Company and Illinois Power Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

FORWARD-LOOKING STATEMENTS

Certain statements in this report relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of the registrants to be different from those expressed or implied in the forward-looking statements. In this context, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “will,” or other similar words and phrases often identify forward-looking statements made on behalf of the registrants. It is important to note that actual results of the registrants may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, regulatory actions, including changes in regulatory policies and ratemaking determinations; changes in laws and other governmental actions, including monetary and fiscal policies; the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as when the current electric rate freeze and current power supply contracts expire in Illinois at the end of 2006; business and economic conditions, including their impact on interest rates; disruptions of the capital markets or other events that make the registrants access to necessary capital more difficult or costly; actions of credit rating agencies and the effects of such actions; legal and administrative proceedings; and other factors described in more detail in the registrants’ filings with the Securities and Exchange Commission. We do not undertake to update our forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

UNION ELECTRIC COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

AMEREN ENERGY GENERATING COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

CILCORP Inc.
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

CENTRAL ILLINOIS LIGHT COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

ILLINOIS POWER COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

Date: June 1, 2006